UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 28, 2024, Boot Barn Holdings, Inc. (the “Company”) issued a press release announcing certain financial results for its fiscal second quarter ended September 28, 2024. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information provided in this Item 2.02, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, James G. Conroy notified the Company of his intent to resign as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”) to pursue a different opportunity, with such resignation to be effective as of November 22, 2024 (the “Effective Date”). Mr. Conroy’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Conroy’s resignation, on October 23, 2024, the Board appointed the Company’s current Chief Digital Officer, John Hazen, as Interim Chief Executive Officer and the Company’s “principal executive officer,” with such appointment to be effective as of the Effective Date. Mr. Hazen will serve in such position while the Board conducts an internal and external executive search before making a permanent decision on its next Chief Executive Officer. In addition, to assist in the transition, Peter Starrett, the Chairman of the Board, will become Executive Chairman.

Mr. Hazen’s biographical information (as required by Item 401(b) of Regulation S-K) and business experience (as required by Item 401(e) of Regulation S-K) is set forth on page 19 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on July 18, 2024 and is incorporated herein by reference. There are no family relationships between Mr. Hazen and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Hazen that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hazen and any other persons pursuant to which he was selected as the Company’s Interim Chief Executive Officer.

Any material changes or amendments to Mr. Hazen’s compensation arrangements in connection with his appointment to Interim Chief Executive Officer have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when such information is available.

Item 7.01     Regulation FD Disclosure.

The Company is furnishing this Current Report on Form 8-K in connection with the disclosure of information contained in a supplemental financial presentation (the “Presentation”) to be used by the Company at various meetings with institutional investors and analysts. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K or other means. A copy of the Presentation is furnished herewith as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

The Company expressly disclaims any obligation to update or revise any of the information contained in the Presentation.

The Presentation is available on the Company’s investor relations website located at investor.bootbarn.com, although the Company reserves the right to discontinue that availability at any time. The website address included herein is an inactive textual reference only. The information contained on such website is not incorporated into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated October 28, 2024.
Exhibit 99.2	Supplemental Financial Presentation dated October 28, 2024.
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: October 28, 2024	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary